UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2016 (February 1, 2016)

Eagle Bulk Shipping Inc.
(Exact name of registrant as specified in its charter)
Republic of the Marshall Islands	001-33831	98-0453513
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS employer identification no.)

477 Madison Avenue New York, New York 10022
(Address of principal executive offices, including zip code)

(212) 785-2500

(Registrant's telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report): None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

As previously reported in its Current Report on Form 8-K filed with the Securities and Exchange Commission on January 19, 2016 (the “January Form 8-K”), Eagle Bulk Shipping Inc. (the “Company”) entered into a Forbearance and Standstill Agreement (the “Forbearance Agreement”) by and among the Company, certain subsidiaries of the Company party to the Loan Agreement (as defined below) as guarantors (the “Guarantors”) and each lender under the Loan Agreement executing the Forbearance Agreement, which constitute the Majority Lenders (as defined in the Loan Agreement) (the “Specified Lenders”). The Company, the Guarantors, the Specified Lenders and the other banks and financial institutions party to the loan agreement as lenders (the “Lenders”), ABN AMRO Capital USA LLC, as agent for the Lenders (the “Agent”), and ABN AMRO Capital USA LLC, as security trustee for the lenders, are party to that certain Loan Agreement, dated as of October 9, 2014, and as amended by an Amendatory Agreement dated as of August 14, 2015 (as so amended and as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”).

On February 1, 2016, the Company, the Guarantors and the Specified Lenders entered into Amendment No. 1 to Forbearance and Standstill Agreement (the “Amendment”) by which the parties agreed to extend the Forbearance Period (as defined in the Forbearance Agreement and as described in the January Form 8-K), which was previously set to expire at 6:00 a.m. (New York City time) on February 2, 2016. As amended by the Amendment, the Forbearance Period will end at 6:00 a.m. (New York City time) on February 9, 2016, or on the earlier date of any of the following, as set forth in the Forbearance Agreement: (1) the occurrence of any event of default under the Loan Agreement other than a Specified Default (as defined in the Forbearance Agreement and as described in the January Form 8-K); (2) the failure by the Company and the Guarantors to comply with the covenants set forth in the Forbearance Agreement, which failure continues for more than two business days after written notice from the Specified Lenders or the Agent; or (3) the failure of the representations and warranties made by the Company and the Guarantors set forth in the Forbearance Agreement to be true and correct in any material respect as of the date made.

The Company, the Guarantors and the Specified Lenders entered into the Forbearance Agreement and the Amendment to provide the Company with time to evaluate potential financing alternatives to enhance its liquidity, with the objective of reaching agreement by the end of the Forbearance Period. The extension of the Forbearance Period is intended to provide the Company with additional time to continue discussions with certain of its shareholders and Lenders with respect to such financing alternatives; however, there can be no assurance that the Company will reach any agreement with any of its shareholders or Lenders to structure any potential financing by the end of the extended Forbearance Period, if at all, or that the Forbearance Agreement or Forbearance Period will be further extended.

The foregoing description of the Amendment does not purport to be complete and is subject to, and qualified, in its entirety by, the full text of the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01     Financial Statements and Exhibits.

(d)	Exhibits.

Number	Exhibit

10.1	Amendment No. 1 to Forbearance and Standstill Agreement, dated as of February 1, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EAGLE BULK SHIPPING INC.
(registrant)

Dated: February 1, 2016	By:	/s/ Adir Katzav
	Name:	Adir Katzav
	Title:	Chief Financial Officer

EXHIBIT INDEX

Number	Exhibit

10.1	Amendment No. 1 to Forbearance and Standstill Agreement, dated as of February 1, 2016.

3